                                 Exhibit 12.1

SCHEDULE OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES OF THE KROGER CO. AND CONSOLIDATED SUBSIDIARY COMPANIES AND UNCONSOLIDATED COMPANIES AS IF CONSOLIDATED FOR THE FIVE FISCAL YEARS ENDED December 27,1997

                                                         Five Years Ended
                              -----------------------------------------------------------------------
                              December 27,   December 28,   December 30,   December 31,   January 1,
                                  1997           1996           1995           1994          1994
                               (52 Weeks)     (52 Weeks)     (52 Weeks)     (52 Weeks)    (52 Weeks)
                              -------------  -------------  -------------  -------------  -----------
                                                     (in thousands of dollars)
Earnings
  Earnings from continuing
   operations before tax
   expense, extraordinary
   loss and cumulative
   effect of change
   in accounting............    $  712,363     $  567,313       $509,538       $421,363     $283,938


  Fixed charges.............       482,338        482,680        489,939        500,599      556,008
  Capitalized interest......        (8,550)       (10,887)        (6,785)        (2,521)         230
                                ----------     ----------       --------       --------     --------
                                $1,186,151     $1,039,106       $992,692       $919,441     $840,176
                                ==========     ==========       ========       ========     ========

Fixed Charges
  Interest..................    $  294,985     $  311,958       $320,236       $331,097     $391,693
Portion of rental payments
   deemed to be interest....       187,353        170,722        169,703        169,502      164,315
                                ----------     ----------       --------       --------     --------
                                $  482,338     $  482,280       $489,939       $500,599     $556,008
                                ==========     ==========       ========       ========     ========

Ratio of Earnings to
 Fixed Charges..............           2.5            2.2            2.0            1.8          1.5